Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of DWS International Fund, Inc. on Form N-1A (“Registration Statement”) of our report dated October 24, 2011 relating to the financial statements and financial highlights which appears in the August 31, 2011 Annual Report to Shareholders of DWS Dreman International Value Fund, which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements” and “Independent Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 16, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of DWS International Fund, Inc. on Form N-1A (“Registration Statement”) of our report dated October 24, 2011 relating to the financial statements and financial highlights which appears in the August 31, 2011 Annual Report to Shareholders of DWS International Fund, which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements” and “Independent Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 16, 2011